SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

March 19, 2008

Integrated Silicon Solution, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-23084	77-0199971
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1940 Zanker Road

San Jose, California

95112

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (408) 969-6600

_____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On March 19, 2008, Integrated Silicon Solution, Inc. (the “Company”) and the individual defendants agreed with the plaintiffs-shareholders to settle the consolidated shareholder derivative actions, In re Integrated Silicon Solution, Inc. Shareholder Derivative Litigation, No. C-06-04387 RMW (N.D. Cal.), pending in the United States District Court for the Northern District of California, and Chuzhoy v. Lee et al., No. 1:06-CV-074031, pending in the Santa Clara County, California Superior Court. Both shareholder derivative actions allege various claims for relief in connection with the Company’s granting of certain historical stock options. The settlement is subject to preliminary and final approval of the United States District Court for the Northern District of California. Under the terms of the proposed settlement, which will be detailed in a Stipulation of Settlement to be filed with the Court, the Company and the individual defendants have implemented or will implement certain corporate governance changes. The Company and its insurers have agreed to pay up to $2.1 million to plaintiffs’ counsel for their attorneys’ fees and the reimbursement of their expenses and costs, subject to approval of the Court. The parties will file the Stipulation of Settlement with the Court as soon as practicable.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED SILICON SOLUTION, INC.

Date: March 28, 2008	/s/ SCOTT D. HOWARTH
Scott D. Howarth President and Chief Financial Officer